UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2018

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2018, Avinger, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 3,565,323 shares of the Company’s common stock, representing 73.65% of the voting power of the shares of the Company’s common stock as of April 9, 2018, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the annual meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 27, 2018.

Proposal 1 — Election of Directors. The following nominee was elected as a Class III director to serve until the 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non- votes

James G. Cullen	635,686	102,224	2,827,413

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm.  The appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-votes

3,399,007	136,614	29,702	—

Proposal 3 — Approval of the Amendment of the Avinger, Inc. 2015 Equity Incentive Plan.  The amendment of the Company’s 2015 Equity Incentive Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes

446,155	286,902	4,853	2,827,413

Proposal 4 — Approval of the Potential Issuance of Greater than 19.99% of Outstanding Common Stock upon the Conversion of Series A Preferred Stock.  The potential issuance of greater than 19.99% of outstanding common stock upon the conversion of Series A preferred stock was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes

490,321	204,855	42,734	2,827,413

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer

Date: June 11, 2018